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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                     UBS AG
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             (Exact Name of Registrant as Specified in Its Charter)

             Switzerland                                 98-0186363
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      (State of Incorporation or                      (I.R.S. Employer
            Organization)                            Identification no.)

    Bahnhofstrasse 45, Zurich and
       Aeschenvorstadt 1, Basel
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(Address or Principal Executive Offices)                 (Zip Code)


If this form relates to the registration   If this form relates to the registration
of a class of securities pursuant to       of a class of securities pursuant to
Section 12(b) of the Exchange Act and      Section 12(g) of the Exchange Act and
is effective pursuant to General           is effective pursuant to General
Instruction A.(c), please check the        Instruction A.(d), please check the
following box: [X]                         following box: [ ]

Securities Act registration statement file
number to which this form relates:                       333-46930
                                                  ------------------------
                                                      (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class               Name of Each Exchange on Which
         To be so Registered               Each Class is to be Registered
  ----------------------------------     -----------------------------------
     FORENS due January -, 2002                American Stock Exchange
     (linked to the Japanese yen/
     U.S. dollar spot exchange
     rate.)
  ----------------------------------     -----------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)
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INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus under "Description of Notes We May Offer" and in the Prospectus Supplement, filed with the Commission on July 6, 2001, under Rule 424(b), pursuant to an effective Registration Statement on Form F-3 (File No. 333-46930) filed with the Commission on May 15, 2001, under the Securities Act of 1933, as amended (the "F-3 Registration Statement"), as Post-Effective Amendment No. 3 to the Company's Registration Statement on Form F-1 filed with the Commission on September 29, 2000, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on March 23, 2001 and Post-Effective Amendment No. 2 thereto filed with the Commission on March 29, 2001.

ITEM 2.     EXHIBITS.

            1. Form of Indenture, between the Company and U.S. Bank Trust National Association, as Trustee (included as Exhibit 4.1 to the F-3 Registration Statement)

            2. Form of FORENS linked to the Japanese yen/U.S. dollar spot exchange rate
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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            UBS AG
                                               (Registrant)


Date: July 10, 2001                         By: /s/ Robert C. Dinerstein
                                                ------------------------
                                                Robert C. Dinerstein
                                                Managing Director



                                            By: /s/ Robert B. Mills
                                                ------------------------
                                                Robert B. Mills
                                                Managing Director